FOR IMMEDIATE RELEASE

Media Contact: Christine Needles Global Corporate Communications Christine.Needles@interface.com +1 404-491-4660	Investor Contact: Bruce Hausmann Chief Financial Officer Bruce.Hausmann@interface.com +1 770-437-6802

Interface Reports Third Quarter 2024 Results
Strong strategy execution drives significant profitability expansion and double-digit order growth

ATLANTA – November 1, 2024 – Interface, Inc. (Nasdaq: TILE), a worldwide commercial flooring company and global leader in sustainability, today announced results for the third quarter ended September 29, 2024.

Third quarter highlights:

•Net sales were $344.3 million, up 10.7% year-over-year.
•Gross profit margin increased to 37.1%, up 162 basis points year-over-year.
•GAAP earnings per share of $0.48; Adjusted earnings per share of $0.48.
•Currency-neutral orders up 10% year-over-year.

“We delivered another quarter of strong performance, as our One Interface strategy continues to yield tangible results, including double-digit sales growth and significant profitability expansion. Education billings were up 18% year-over-year in the third quarter. In the Corporate Office segment, our global billings were up 2% year-over-year, outpacing overall industry trends and demonstrating that we are gaining market share. As expected, Retail billings increased in the third quarter compared to soft activity in the prior year,” commented Laurel Hurd, CEO of Interface.

“Effective commercial execution drove double-digit growth in currency-neutral orders in the third quarter. Currency-neutral orders in the Americas were up 17% with growth across all product categories, highlighting the effectiveness of our combined nora and Interface selling teams in the U.S. Currency-neutral orders in EAAA were flat, with increased activity in Asia offset by softness in Australia. Our ability to adapt globally in a dynamic market has enabled us to consistently deliver strong results, gain market share, and grow our business,” concluded Hurd.

“We generated $76.2 million of cash from operations in the third quarter and repaid $51.3 million of debt in the third quarter and $80.9 million year to date. We remain focused on strengthening the balance sheet through debt repayment and utilizing cash to reinvest in growth opportunities across the business,” added Bruce Hausmann, CFO of Interface.

Third Quarter 2024 Financial Summary

Sales: Third quarter net sales were $344.3 million, up 10.7% versus $311.0 million in the prior year period.

Gross profit margin was 37.1% in the third quarter, an increase of 162 basis points from the prior year period. Adjusted gross profit margin was 37.5%, an increase of 158 basis points from the prior year period primarily due to lower costs driven by raw material cost deflation and lower fixed costs per unit due to higher volume.

Third quarter SG&A expenses were $85.5 million, or 24.8% of net sales, compared to $79.3 million, or 25.5% of net sales in the third quarter last year. Adjusted SG&A expenses were $85.5 million, or 24.8% of net sales, in the third quarter of 2024, compared to $79.2 million, or 25.5% of net sales, in the third quarter last year.

Operating Income: Third quarter operating income was $42.2 million, compared to operating income of $31.0 million in the prior year period. Third quarter 2024 adjusted operating income ("AOI") was $43.5 million versus AOI of $32.4 million in the third quarter of 2023.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $28.4 million in the third quarter of 2024, or $0.48 per diluted share, compared to third quarter 2023 GAAP net income of $9.9 million, or $0.17 per diluted share. Third quarter 2024 adjusted net income was $28.3 million, or $0.48 per diluted share, versus third quarter 2023 adjusted net income of $16.4 million, or $0.28 per diluted share.

Adjusted EBITDA: In the third quarter of 2024, adjusted EBITDA was $53.7 million. This compares with adjusted EBITDA of $43.7 million in the third quarter of 2023.

First Nine Months of 2024 Summary
Sales: Net sales for the first nine months of 2024 were $980.6 million, up 4.7% versus $936.4 million in the prior year period.

Gross profit margin was 36.8% for the first nine months of 2024, an increase of 282 basis points from the prior year period. Adjusted gross profit margin was 37.2%, an increase of 281 basis points versus the prior year period due primarily to raw material cost deflation and higher average sales prices.

SG&A expenses for the first nine months of 2024 were $255.9 million, or 26.1% of net sales, compared to $251.0 million, or 26.8% of net sales, in the same period last year. Adjusted SG&A expenses were $255.9 million, or 26.1% of net sales, for the first nine months of 2024 compared to $246.3 million, or 26.3% of net sales, in the same period last year.

Operating Income: Operating income for the first nine months of 2024 was $104.8 million, compared to operating income of $69.4 million in the prior year period. AOI was $108.6 million for the first nine months of 2024 versus AOI of $75.4 million in the same period last year.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $65.2 million in the first nine months of 2024, or $1.11 per diluted share, compared to first nine months of 2023 net income of $25.0 million, or $0.43 per diluted share. Nine-month 2024 adjusted net income was $66.1 million, or $1.13 per diluted share, versus first nine months of 2023 adjusted net income of $34.8 million, or $0.60 per diluted share.

Adjusted EBITDA: In the first nine months of 2024, adjusted EBITDA was $142.9 million. This compares with adjusted EBITDA of $109.8 million in the prior year period.
Cash and Debt: The Company had cash on hand of $115.6 million and total debt of $337.9 million at the end of the third quarter 2024, compared to $110.5 million of cash and $417.2 million of total debt at the end of fiscal year 2023.

Third Quarter Segment Results
AMS Results:
•Q3 2024 net sales of $210.2 million, up 17.9% versus $178.2 million in the prior year period.
•Q3 2024 orders up 17.1% compared to the prior year period on a currency-neutral basis.
•Q3 2024 operating income was $31.9 million compared to $23.5 million in the prior year period.
•Q3 2024 AOI was $32.2 million versus AOI of $23.3 million in the prior year period.
EAAA Results:
•Q3 2024 net sales of $134.1 million, up 1.0% versus $132.8 million in the prior year period.
•Currency fluctuations had a positive impact on EAAA net sales of approximately $1.6 million (1.2%) compared to the same period last year due to the strengthening of the Euro, Australian dollar, and the British Pound sterling against the U.S. dollar.
•Q3 2024 orders were up 0.4% compared to the prior year period on a currency-neutral basis. Asia was up 8.0%, partially offset by Australia which was down 1.8% and EMEA which was down 0.3%.
•Q3 2024 operating income of $10.3 million compared to $7.5 million in the prior year period.
•Q3 2024 AOI was $11.3 million versus AOI of $9.0 million in the prior year period.

First Nine Months Segment Results
AMS Results:
•Net sales for the first nine months of 2024 were $595.1 million, up 8.4% versus $548.7 million in the prior year period.
•Operating income for the first nine months of 2024 was $76.9 million compared to $57.0 million in the prior year period.
•AOI for the first nine months of 2024 was $77.2 million versus AOI of $58.6 million in the prior year period.

EAAA Results:
•Net sales for the first nine months of 2024 were $385.6 million, down 0.5% versus $387.7 million in the prior year period.
•Currency fluctuations had no material impact on EAAA net sales for the first nine months of 2024 compared to the prior year period.
•Operating income for the first nine months of 2024 was $27.9 million compared to $12.4 million in the prior year period.
•AOI for the first nine months of 2024 was $31.4 million versus AOI of $16.8 million in the prior year period.

Outlook

Interface delivered impressive results in the third quarter of 2024 and enters the fourth quarter of 2024 with strong orders and a healthy backlog. As a reminder, the Company's fourth quarter of 2023 adjusted gross profit margin benefited 160 basis points from non-recurring items that reduced the Company's cost of sales in that quarter. Separately, Interface continues to anticipate strong Retail billings in the fourth quarter of 2024, which have slightly lower gross profit margins. With that backdrop in mind, the Company is raising its full year outlook and is now anticipating the following:

For the full fiscal year 2024:

•Net sales of $1.315 billion to $1.325 billion.
•Adjusted gross profit margin of approximately 36.6%.
•Adjusted SG&A expenses of approximately $345 million.
•Adjusted Interest & Other expenses of approximately $27 million.
•An adjusted effective tax rate for the full year of approximately 25.0%.
•Fully diluted weighted average share count of approximately 58.8 million shares.
•Capital expenditures of approximately $37 million.

Webcast and Conference Call Information

Interface will host a conference call on November 1, 2024, at 8:00 a.m. Eastern Time, to discuss its third quarter 2024 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at:
https://events.q4inc.com/attendee/509768283, or through the Company's website at: https://investors.interface.com.

The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income ("AOI"), adjusted gross profit, adjusted gross profit margin, adjusted SG&A expenses, currency- neutral sales and currency-neutral sales growth, net debt, and adjusted EBITDA as additional information regarding its operating results in this press release. These non-GAAP measures are not in accordance with – or alternatives to – GAAP measures, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income, and AOI exclude nora purchase accounting amortization, the cyber event impact, and restructuring, asset impairment, severance, and other, net. Adjusted EPS and adjusted net income also exclude the property casualty loss impact, the loss on foreign subsidiary liquidation, and the loss on discontinuance of interest rate swaps. Adjusted gross profit and adjusted gross profit margin exclude nora purchase accounting amortization. Adjusted SG&A expenses exclude the cyber event impact and restructuring, asset impairment, severance, and other, net. Currency-neutral sales and currency-neutral sales growth exclude the impact of foreign currency fluctuations.

Net debt is total debt less cash on hand. Adjusted EBITDA is GAAP net income excluding interest expense, income tax expense, depreciation and amortization, share-based compensation expense, cyber event impact, property casualty loss impact, restructuring, asset impairment, severance, and other, net, nora purchase accounting amortization, and the loss on foreign subsidiary liquidation. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

About Interface

Interface, Inc. (NASDAQ: TILE) is a global flooring solutions company and sustainability leader, offering an integrated portfolio of carpet tile and resilient flooring products that includes Interface® carpet tile and LVT, nora® rubber flooring, and FLOR® premium area rugs for commercial and residential spaces. Made with purpose and without compromise, Interface flooring brings more sophisticated design, more performance, more innovation, and more climate progress to interior spaces. A decades-long pioneer in sustainability, Interface remains “all in” on becoming a restorative business. Today, the company is focusing on carbon reductions, not offsets, as it works toward achieving its verified science-based targets by 2030 and its goal to become a carbon negative enterprise by 2040.

Learn more about Interface at interface.com and blog.interface.com, nora by Interface at nora.com, FLOR at FLOR.com, and our sustainability journey at interface.com/sustainability.

Follow us on Facebook, Instagram, LinkedIn, X, and Pinterest.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “goal,” “aim," “objective,” “seek,” “project,” “estimate,” “target,” “will” and similar expressions. Forward-looking statements in this press release include, without limitation, any projections we make regarding the Company’s full year 2024 under “Outlook” above. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including but not limited to the risks under the following subheadings in “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023: "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business, or competing on product design or sustainability", "Our earnings could be adversely affected by non-cash adjustments to goodwill, when a test of goodwill assets indicates a material impairment of those assets", "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including experienced sales and manufacturing personnel), and our loss of any of them could affect us adversely", "Large increases in the cost of our raw materials, shipping costs, duties or tariffs could adversely affect us if we are unable to pass these cost increases through to our customers", "Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber or our primary third-party supplier for luxury vinyl tile (“LVT”) or other key raw materials could have a material adverse effect on us", "The market price of our common stock has been volatile and the value of your investment may decline", "Changes to our facilities, manufacturing processes, product construction, and product composition could disrupt our operations, increase our manufacturing costs, increase customer complaints, increase warranty claims, negatively affect our reputation, and have a material adverse effect on our financial condition and results of operations", "Our business operations could suffer significant losses from natural disasters, acts of war, terrorism, catastrophes, fire, adverse weather conditions, pandemics, endemics, unstable geopolitical situations or other unexpected events", "Disruptions to or failures of information technology systems we use could adversely affect our business", "The impact of potential changes to environmental laws and regulations and industry standards regarding climate change and other sustainability matters could lead to unforeseen disruptions to our business operations", "Sales of our principal products have been and may continue to be affected by adverse economic cycles, and effects in the new construction market and renovation market", "Health crisis events, such as epidemics or pandemics, have adversely impacted, and may continue to impact, the economy and disrupt our operations and supply chains, which may have an adverse effect on our results of operations", "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including foreign currency fluctuations, restrictive taxation, custom duties, border closings or other adverse government regulations", "The conflict between Russia and Ukraine and the Israel-Hamas war could adversely affect our business, results of operations and financial position", "Fluctuations in foreign currency exchange rates have had, and could continue to have, an adverse impact on our financial condition and results of operations", "The uncertainty surrounding the ongoing implementation and effect of the U.K.’s exit from the European Union, and related negative developments in the European Union, could adversely affect our business, results of operations or financial condition", "We have a substantial amount of debt, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our debt", "Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness", "We may incur substantial additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness", and "We face risks associated with litigation and claims".
You should consider any additional or updated information we include under the heading “Risk Factors” in our subsequent quarterly and annual reports.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Condensed Statements of Operations (Unaudited)	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	9/29/2024	10/1/2023	9/29/2024	10/1/2023

Net Sales	$344,270	$311,006	$980,648	$936,380
Cost of Sales	216,645	200,748	620,005	618,463
Gross Profit	127,625	110,258	360,643	317,917
Selling, General & Administrative Expenses	85,450	79,273	255,871	251,049
Restructuring, asset impairment and other gains, net	—	—	—	(2,502)
Operating Income	42,175	30,985	104,772	69,370
Interest Expense	5,721	8,163	18,317	24,986
Other Expense, net	381	6,702	237	7,674
Income Before Income Tax Expense	36,073	16,120	86,218	36,710
Income Tax Expense	7,630	6,241	21,038	11,748
Net Income	$28,443	$9,879	$65,180	$24,962

Earnings Per Share – Basic	$0.49	$0.17	$1.12	$0.43

Earnings Per Share – Diluted	$0.48	$0.17	$1.11	$0.43

Common Shares Outstanding – Basic	58,305	58,107	58,275	58,087
Common Shares Outstanding – Diluted	58,871	58,342	58,754	58,233

Consolidated Condensed Balance Sheets
(In thousands)	9/29/2024	12/31/2023
	(UNAUDITED)
Assets
Cash and Cash Equivalents	$115,601	$110,498
Accounts Receivable, net	173,859	163,386
Inventories, net	283,096	279,079
Prepaid Expenses and Other Current Assets	35,605	30,895
Total Current Assets	608,161	583,858
Property, Plant & Equipment, net	284,845	291,140
Operating Lease Right-of-Use Assets	81,716	87,519
Goodwill and Intangible Assets, net	159,428	161,703
Other Assets	109,114	105,875
Total Assets	$1,243,264	$1,230,095

Liabilities
Accounts Payable	$78,279	$62,912
Accrued Expenses	136,626	130,890
Current Portion of Operating Lease Liabilities	12,888	12,347
Current Portion of Long-Term Debt	8,593	8,572
Total Current Liabilities	236,386	214,721
Long-Term Debt	329,347	408,641
Operating Lease Liabilities	72,861	78,269
Other Long-Term Liabilities	103,107	102,517
Total Liabilities	741,701	804,148
Total Shareholders’ Equity	501,563	425,947
Total Liabilities and Shareholders’ Equity	$1,243,264	$1,230,095

Consolidated Condensed Statements of Cash Flows (Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	9/29/2024	10/1/2023	9/29/2024	10/1/2023
OPERATING ACTIVITIES
Net Income	$28,443	$9,879	$65,180	$24,962
Adjustments to Reconcile Net Income to Cash Provided by Operating Activities:
Depreciation and Amortization	9,902	10,445	29,246	30,591
Share-Based Compensation Expense	2,629	2,209	9,160	7,334
Loss (Gain) on Disposal of Property, Plant and Equipment, net	139	10	139	(2,531)
Loss on Foreign Subsidiary Liquidation	—	6,221	—	6,221
Amortization of Acquired Intangible Assets	1,311	1,302	3,895	3,886
Deferred Income Taxes	(121)	2,936	(1,160)	438
Other	1,448	(2,989)	(2,318)	(1,109)
Change in Working Capital
Accounts Receivable	8,251	19,626	(10,656)	37,396
Inventories	3,266	(5,808)	(2,395)	14,135
Prepaid Expenses and Other Current Assets	1,749	769	(4,583)	(2,842)
Accounts Payable and Accrued Expenses	19,212	21,693	23,879	(4,264)
Cash Provided by Operating Activities	76,229	66,293	110,387	114,217
INVESTING ACTIVITIES
Capital Expenditures	(6,501)	(5,907)	(20,108)	(17,238)
Proceeds from Sale of Property, Plant and Equipment	—	—	1,040	6,593
Insurance Proceeds from Property Casualty Loss	1,374	—	2,374	—
Cash Used in Investing Activities	(5,127)	(5,907)	(16,694)	(10,645)
FINANCING ACTIVITIES
Repayments of Long-term Debt	(67,311)	(37,631)	(114,241)	(149,738)
Borrowing of Long-term Debt	16,047	7,000	33,381	74,000
Tax Withholding Payments for Share-Based Compensation	(16)	(27)	(4,770)	(1,514)
Dividends Paid	(582)	(581)	(1,755)	(1,742)
Finance Lease Payments	(723)	(545)	(2,160)	(1,853)
Cash Used in Financing Activities	(52,585)	(31,784)	(89,545)	(80,847)
Net Cash Provided by (Used in) Operating, Investing and Financing Activities	18,517	28,602	4,148	22,725
Effect of Exchange Rate Changes on Cash	2,897	(1,904)	955	(656)
CASH AND CASH EQUIVALENTS
Net Change During the Period	21,414	26,698	5,103	22,069
Balance at Beginning of Period	94,187	92,935	110,498	97,564
Balance at End of Period	$115,601	$119,633	$115,601	$119,633

Segment Results (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	9/29/2024	10/1/2023	9/29/2024	10/1/2023
Net Sales
AMS	$210,155	$178,194	$595,082	$548,716
EAAA	134,115	132,812	385,566	387,664
Consolidated Net Sales	$344,270	$311,006	$980,648	$936,380

Segment AOI*
AMS	$32,187	$23,318	$77,214	$58,621
EAAA	11,299	9,049	31,402	16,805
Consolidated AOI	$43,486	$32,367	$108,616	$75,426

* Note: Segment AOI includes allocation of corporate and global support SG&A expenses

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In millions, except per share amounts)

	Third Quarter 2024							Third Quarter 2023
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS
GAAP As Reported	$127.6	$85.5	$42.2			$28.4	$0.48	$110.3	$79.3	$31.0			$9.9	$0.17
Non-GAAP Adjustments:
Purchase Accounting Amortization	1.3	—	1.3	1.3	(0.4)	0.9	0.02	1.3	—	1.3	1.3	(0.4)	0.9	0.02
Restructuring, Asset Impairment, Severance and Other, net	—	—	—	—	0.0	—	—	—	—	—	—	0.2	0.2	—
Property Casualty Loss(1)	—	—	—	(1.4)	0.3	(1.0)	(0.02)	—	—	—	—	—	—	—
Cyber Event	—	—	—	—	—	—	—	—	(0.1)	0.1	0.1	—	0.1	—
Loss on Foreign Subsidiary Liquidation (2)	—	—	—	—	—	—	—	—	—	—	6.2	(1.1)	5.1	0.09
Loss on Discontinuance of Interest Rate Swaps	—	—	—	—	—	—	—	—	—	—	0.2	—	0.1	—
Adjustments Subtotal *	1.3	—	1.3	(0.1)	—	(0.1)	—	1.3	(0.1)	1.4	7.8	(1.3)	6.5	0.11
Adjusted (non-GAAP) *	$128.9	$85.5	$43.5			$28.3	$0.48	$111.6	$79.2	$32.4			$16.4	$0.28

(1) Represents insurance recovery of loss recognized in the first quarter of 2023.
(2) Russia and Brazil foreign subsidiaries were substantially liquidated during the prior period. The related cumulative translation adjustment was recognized in other expense.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Nine Months 2024							First Nine Months 2023
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS
GAAP As Reported	$360.6	$255.9	$104.8			$65.2	$1.11	$317.9	$251.0	$69.4			$25.0	$0.43
Non-GAAP Adjustments:
Purchase Accounting Amortization	3.9	—	3.9	3.9	(1.1)	2.8	0.05	3.9	—	3.9	3.9	(1.1)	2.8	0.05
Restructuring, Asset Impairment, Severance and Other, net	—	(0.3)	0.3	0.3	—	0.3	—	—	(3.7)	1.2	1.2	(0.4)	0.8	0.01
Property Casualty Loss(1)	—	—	—	(2.3)	0.6	(1.8)	(0.03)	—	—	—	(0.5)	0.1	(0.4)	(0.01)
Cyber Event	—	0.4	(0.4)	(0.4)	0.1	(0.3)	—	—	(1.0)	1.0	1.0	(0.2)	0.7	0.01
Loss on Foreign Subsidiary Liquidation (2)	—	—	—	—	—	—	—	—	—	—	6.2	(1.1)	5.1	0.09
Loss on Discontinuance of Interest Rate Swaps	—	—	—	—	—	—	—	—	—	—	1.0	(0.2)	0.7	0.01
Adjustments Subtotal *	3.9	0.1	3.8	1.5	(0.5)	1.0	0.02	3.8	(4.7)	6.1	12.8	(2.9)	9.8	0.17
Adjusted (non-GAAP) *	$364.5	$255.9	$108.6			$66.1	$1.13	$321.8	$246.3	$75.4			$34.8	$0.60

(1) Represents insurance recovery of loss recognized in the first quarter of 2023.
(2) Russia and Brazil foreign subsidiaries were substantially liquidated during the prior period. The related cumulative translation adjustment was recognized in other expense.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of Segment GAAP Financial Measures to Non-GAAP Financial Measures ("Currency-Neutral Net Sales") (Unaudited)
(In millions)

	Third Quarter 2024			Third Quarter 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$210.2	$134.1	$344.3	$178.2	$132.8	$311.0
Impact of Changes in Currency	0.2	(1.6)	(1.4)	—	—	—
Currency-Neutral Net Sales *	$210.4	$132.5	$342.9	$178.2	$132.8	$311.0

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Nine Months 2024			First Nine Months 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$595.1	$385.6	$980.6	$548.7	$387.7	$936.4
Impact of Changes in Currency	0.4	0.3	0.7	—	—	—
Currency-Neutral Net Sales *	$595.5	$385.9	$981.4	$548.7	$387.7	$936.4

* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of GAAP Operating Income to Adjusted Operating Income ("AOI") (Unaudited)
(In millions)

	Third Quarter 2024			Third Quarter 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$31.9	$10.3	$42.2	$23.5	$7.5	$31.0
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	1.3	1.3	—	1.3	1.3
Restructuring, Asset Impairment, Severance and Other, net	0.3	(0.3)	—	(0.3)	0.3	—
Cyber Event	—	—	—	0.1	—	0.1
Adjustments Subtotal *	0.3	1.0	1.3	(0.2)	1.6	1.4
AOI *	$32.2	$11.3	$43.5	$23.3	$9.0	$32.4

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Nine Months 2024			First Nine Months 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$76.9	$27.9	$104.8	$57.0	$12.4	$69.4
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	3.9	3.9	—	3.9	3.9
Restructuring, Asset Impairment, Severance and Other, net	0.6	(0.2)	0.3	1.1	0.1	1.2
Cyber Event	(0.2)	(0.2)	(0.4)	0.6	0.4	1.0
Adjustments Subtotal *	0.3	3.5	3.8	1.6	4.4	6.1
AOI *	$77.2	$31.4	$108.6	$58.6	$16.8	$75.4

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Third Quarter 2024	Third Quarter 2023	First Nine Months 2024	First Nine Months 2023	Last Twelve Months (LTM) Ended 9/29/2024	Fiscal Year 2023
Net Income as Reported (GAAP)	$28.4	$9.9	$65.2	$25.0	$84.7	$44.5
Income Tax Expense	7.6	6.2	21.0	11.7	28.4	19.1
Interest Expense (including debt issuance cost amortization)	5.7	8.2	18.3	25.0	25.1	31.8
Depreciation and Amortization (excluding debt issuance cost amortization)	9.3	9.6	27.7	29.0	37.4	38.7
Share-Based Compensation Expense	2.6	2.2	9.2	7.3	12.1	10.3
Purchase Accounting Amortization	1.3	1.3	3.9	3.9	5.2	5.2
Restructuring, Asset Impairment, Severance and Other, net	—	—	0.3	1.2	4.8	5.6
Property Casualty Loss(1)	(1.4)	—	(2.3)	(0.5)	(2.3)	(0.5)
Cyber Event	—	0.1	(0.4)	1.0	(0.3)	1.1
Loss on Foreign Subsidiary Liquidation (2)	—	6.2	—	6.2	—	6.2
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$53.7	$43.7	$142.9	$109.8	$195.1	$162.0
(1) Represents insurance recovery of loss recognized in the first quarter of 2023.
(2) Russia and Brazil foreign subsidiaries were substantially liquidated. The related cumulative translation adjustment was recognized in other expense.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

	As of 9/29/24
Total Debt	$337.9
Total Cash on Hand	(115.6)
Total Debt, Net of Cash on Hand (Net Debt)*	$222.3

	9/29/2024
Total Debt / LTM Net Income	4.0x
Net Debt / LTM AEBITDA	1.1x

* Note: Sum of reconciling items may differ from total due to rounding of individual components

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful basis for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.
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